UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2007

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2007, Zoran Corporation (“Zoran”) received an additional written Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that Zoran was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2006 and, therefore, that its common stock was subject to delisting from the Nasdaq Global Select Market.  Zoran issued a press release on March 26, 2007 disclosing its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On March 2, 2007, Zoran filed a Form 12b-25 with the Securities and Exchange Commission reporting that it had delayed filing its Annual Report on Form 10-K pending the completion of its review of its historical financial statements, the resulting tax and accounting impact and the periods that require restatement.  Zoran subsequently encountered unexpected delays in the preparation of its financial statements and Annual Report, and now expects to file that report, including restated financial information, as soon as practicable in April.  Because unexpected developments may arise, there can be no assurance about any specific filing date.

As previously disclosed, Zoran previously received written Staff Determination notices from the Nasdaq Stock Market stating that it was not in compliance with Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006.

As previously disclosed, the Nasdaq Listing and Hearing Review Council (“Listing Council”) has notified Zoran that it has decided to review a December 28, 2006 decision of the Nasdaq Listing Qualifications Panel (“Panel”) that Zoran appealed.  The Listing Council has determined to stay the December 28, 2006 Panel decision, and any future Panel determinations to suspend Zoran’s securities from trading, pending further action from the Listing Council.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated March 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	ZORAN CORPORATION

	By:	/s/ KARL SCHNEIDER
Karl Schneider
Senior Vice President and Chief Financial Officer